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                                      EXHIBIT 13


CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Financial Statements" in Pre-Effective Amendment No. 1 to the Registration Statement (Form N-3 No. 333-46389) and Amendment No. 1 to the Registration Statement (Form N-3 No. 811-08645) and related Prospectus of Integrity Life Insurance Company's Separate Account Ten and to the use of our report dated February 10, 1998, with respect to the statutory basis financial statements of Integrity Life Insurance Company included in the Registration Statement (Form N-3) for 1997 filed with the Securities and Exchange Commission.


Louisville, Kentucky
April 23, 1998

\s\  Ernst & Young LLP